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AGREEMENT, dated as of July 30, 1998, between Media Equities International, LLC
("MEI") and NewStar Media Inc., (formerly known as Dove Entertainment, Inc.) ("NewStar").

WHEREAS, MEI and Dove Entertainment, Inc. are parties to that certain Stock Purchase Agreement, dated as of March 27, 1997, pursuant to which NewStar is required to pay MEI $300,000 per year as a consulting fee (the "Consulting Fee");

WHEREAS, MEI and Dove Entertainment, Inc., are parties to that certain Fee Agreement, dated as of November 4, 1997, pursuant to which NewStar is required to pay MEI $25,000 per year as a guarantee fee (the "Guarantee Fee");

WHEREAS, MEI and NewStar have agreed to increase the Guarantee Fee to $50,000 per year and such increase has been authorized and approved by a special committee of the Board of Directors of NewStar;

WHEREAS, MEI is the record and beneficial owner of all of the Series B Preferred Stock , Series C Preferred Stock and Series D Preferred Stock of NewStar;

WHEREAS, as of the date hereof, the outstanding amount of the Guarantee Fee is $50,000;

WHEREAS, as of the date hereof, the outstanding amount of the Consulting Fee is $100,000;

WHEREAS, MEI has agreed to accept payment of the outstanding Consulting Fee and Guarantee Fee and the accrued dividends on NewStar's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in the form of Common Stock of NewStar.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. MEI agrees to accept payment of accrued dividends on NewStar's Series B Preferred Stock, Series C Preferred Stock and Series C Preferred Stock for the year ended December 31, 1997 in the form of Common Stock of NewStar. The aggregate amount of such dividends (plus accrued interest) is $375,807. The Common Stock shall be issued at the average of the closing prices of NewStar's Common Stock on July 1, 2, 3, 6 and 7, 1998.

2. MEI agrees to accept payment of the outstanding Consulting Fee (i.e. $100,000) in the form of Common Stock of NewStar. The Common Stock shall be issued at the average of the closing prices of NewStar's Common Stock on July 23, 24, 27, 28 and 29, 1998.

3. MEI agrees to accept payment of the outstanding Guarantee Fee (i.e. $50,000) in the form of Common Stock of NewStar. The Common Stock shall be issued at the average of the closing prices of NewStar's Common Stock on July 23, 24, 27, 28 and 29, 1998.

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4.    MEI agrees to accept payment of accrued dividends on NewStar's Series B
      Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, for the quarters ended March 31, 1998 and June 30, 1998, in the form of Common stock of NewStar. The aggregate amount of such dividends (plus accrued interest) is $213,090. The Common Stock shall be issued at the average of the closing prices of NewStar's Common Stock on July 23, 24, 27, 28 and 29, 1998.

5. The issuance of the Common Stock shall be subject to approval and authorization of the Board of Directors of NewStar.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        MEDIA EQUITIES INTERNATIONAL, LLC



                                        By: /s/ RON LIGHTSTONE
                                           -------------------------------------


                                        NEWSTAR MEDIA INC.



                                        By: /s/ NEIL TOPHAM
                                           -------------------------------------
                                           Neil Topham
                                           Vice President




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